Exhibit 10.1

REAL ESTATE SALES PURCHASE AGREEMENT

        This Real Estate Sales Purchase Agreement, made and entered into this 21st day of November, 2003, by and between THE KELLER MANUFACTURING COMPANY, INC., hereinafter referred to as SELLER, and YOUNG MEN’S CHRISTIAN ASSOCIATION OF HARRISON COUNTY, INC., a/k/a YMCA, hereinafter referred to as BUYER.

        For and in consideration of the mutual obligations herein contained, Seller agrees to sell, convey, transfer and assign to Buyer, and Buyer agrees to purchase from Seller, certain property located in Corydon, IN 47112, Harrison County, Indiana and more particularly described as follows:

All that part of a 44.3 acre tract of land owned by the Seller in Section 30, Township 3 South, Range 4 East and Section 25, Township 3 South, Range 3 East, in Harrison County, Indiana.

         (1)         PURCHASE PRICE–The total purchase price for the real estate agreed to be sold and being the amount Seller is willing to accept and Buyer to pay is the sum of FIVE HUNDRED THOUSAND DOLLARS and ZERO CENTS, ($500,000.00).

         (2)         EARNEST MONEY-Buyer shall pay the sum of TEN THOUSAND DOLLARS and ZERO CENTS ($10,000.00) as earnest money.

         (3)         MANNER OF PAYMENT-Buyer shall pay the remaining principal balance of the purchase price of FOUR HUNDRED NINETY THOUSAND DOLLARS and ZERO CENTS ($490,000.00) on date of closing. Buyer shall pay all fees associated with any financing they obtain.

         (4)         CLOSING-The closing of the sale shall be on or before January 31, 2004. If Buyer fails to close within said time, Seller may elect to terminate this agreement and keep earnest money.

         (5)         POSSESSION-The possession of the property shall be delivered to Buyer upon closing.

         (6)         TITLE APPROVAL- Seller shall provide the Corporate Warranty Deed. The Buyer shall pay all title examination costs, closing costs, inspection fees and all recording fees.

         (7)         TAXES-Taxes shall be prorated to the date of closing. Buyer shall assume real estate taxes commencing at closing and thereafter.

         (8)         ATTORNEY’S FEES-Any party to this agreement who is the prevailing party in any legal or equitable proceeding against any other party brought under or with relation to the agreement or transaction shall be additionally entitled to recover court costs and reasonable attorney’s fees from the non-prevailing party.

         (9)         CASUALTY LOSS-Risk of loss by damage or destruction to the property prior to the closing shall be borne by Seller. In the event any such damage or destruction is not fully repaired prior to closing, Buyer, at Buyer’s option, may either terminate this agreement or elect to close the transaction, in which event Seller’s right to all insurance proceeds resulting from such damage or destruction shall be assigned in writing by Seller to Buyer. Buyer shall bear risk of loss after closing. Buyer is responsible for obtaining hazard insurance after closing.

         (10)         MISCELLANEOUS-

(a) Conveyance of this property shall be by Corporate Warranty Deed, subject to taxes, easements, restrictive covenants and encumbrances or record, unless otherwise agreed.

        (b)         Any notice required or permitted to be delivered hereunder, shall be deemed received when personally delivered, transmitted by facsimile or sent by express courier or United States mail, postage prepaid, certified and return receipt requested, addressed to Seller or Buyer or the designated agent of either party, as the case may be, at the following addresses.

                           SELLER:    P.O. Box 8, Corydon, IN 47112
                           BUYER:    P.O. Box 156, Corydon, IN 47112

        (c)         This agreement shall be construed under and in accordance with the laws of the State of Indiana and is binding upon the parties’ respective heirs, executors, administrators, legal representatives, successors, and assigns.

        (d)         In case any provision contained in this agreement is held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this agreement.

        (e)         This agreement constitutes the sale and only agreement of the parties and supercedes any prior understandings or written or oral agreements between the parties respecting the transaction and cannot be changed except by their written consent.

(f) All rights, duties and obligations of the parties shall survive the passing of title to, or an interest in the property.

(g) This Agreement shall be subject to a Phase I Environmental Assessment to be performed at the expense of the YMCA.

        (h)         The name “Keller” will be included in the name of the park on the acquired property, except under the circumstance where a significant contribution is made contingent upon having naming rights. The buyer will make all reasonable efforts to keep “Keller” in the name of the park.

        (11)         TIME-Time is of the essence.

        This Agreement shall be binding on each of the parties, their heirs, representatives, successors and assigns.

        Dated this 21st day of November, 2003.

Date: 11/21/03 Date: 11/21/03	By: /s/ David T. Richardson
Name Printed:  David T. Richardson
Title:  CFO
THE KELLER MANUFACTURING COMPANY, INC., Seller

By:  /s/ Jerry Reinhardt
Name Printed:  Jerry Reinhardt
Title:  President-Board of Directors
YOUNG MEN'S CHRISTIAN ASSOCIATION OF
HARRISON COUNTY, INC., Buyer

STATE OF INDIANA COUNTY OF HARRISON	) ) SS: )

         Before me a Notary Public in and for said County and State, personally appeared THE KELLER MANUFACTURING COMPANY, INC. by David Richardson its CFO and acknowledged the execution of the foregoing purchase agreement. Witness by hand and Notary Seal this 21st day of November, 2003.

My Commission expires: May 9, 2007	/s/ Paula L. Smith Name Printed: Notary Public

STATE OF INDIANA COUNTY OF HARRISON	) ) SS: )

         Before me a Notary Public in and for said County and State, personally appeared YOUNG MEN‘S CHRISTIAN ASSOCIATION OF HARRISON COUNTY, INC. by Jerry Reinhardt its President, Bd of Dir. and acknowledged the execution of the foregoing purchase agreement. Witness by hand and Notary Seal this 21st day of November, 2003.

My Commission expires: May 9, 2007	/s/ Paula L. Smith Name Printed: Notary Public

THIS INSTRUMENT PREPARED BY:
Christopher L. Byrd, Attorney #23526-49
HAROLD E. DILLMAN, Attorneys at Law
219 N. Capitol Avenue, Suite 200
P.O. Box 640
Corydon, IN 47112
(812) 738-2100

ACCEPTANCE OF OFFER AND RECEIPT OF EARNEST MONEY

        The Undersigned, Seller, hereby accepts such offer and acknowledges receipt of TEN THOUSAND DOLLARS and ZERO CENTS ($10,000.00) as Earnest Money to be held for Buyer’s benefit and either applied or forfeited according to the terms of this Contract for Purchase of Real Estate.

         THIS OFFER ACCEPTED THIS 21st DAY OF NOVEMBER, 2003, at 9:00, ____.m.

Date: 11/21/03 Date: 11/21/03	By: /s/ David T. Richardson THE KELLER MANUFACTURING COMPANY, INC., Seller By: /s/ Jerry Reinhardt YOUNG MEN'S CHRISTIAN ASSOCIATION OF HARRISON COUNTY, INC., Buyer